Exhibit 10.20

FIRST AMENDMENT TO LICENSE AGREEMENT DATED 24.03.2019

Certain information in this document, marked by brackets, has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

This First Amendment to License Agreement (the "First Amendment") is made and executed at New Delhi on 25th-day of February, 2020 and is effective as the 24th day of March 2019 by and between:

Blade Urban Air Mobility, Inc., a Delaware corporation, located at 499 E.34th Street, New York, NY-10016, through its authorized signatory Rob Wiesenthal ("Licensor"), which term and expression shall unless repugnant to the subject, context or meaning thereof be deemed to mean and include its successor(s) and permitted assign(s));

AND

FlyBlade (India) Private Limited, a company incorporated under the provisions of Companies Act, 2013, having its registered office at 5th Floor, Huda City Centre Metro Station, Sector-29, Gurgaon-122009, Haryana, India through its director Amit Dutta ("Licensee"), which term and expression shall unless repugnant to the subject, context or meaning thereof be deemed to mean and include its successor(s) and assign(s)).

(Licensor and Licensee shall herein also be collectively referred to as the "Parties" and individually as the "Party")

I.	WHEREAS:

A.	The Parties entered into the License Agreement dated 24.03.2019 ("License Agreement") with a view to record the formal terms and conditions governing the grant of software and trademarks owned by the Licensor to Licensee on an exclusive basis within the territory of India, for use in the Business (as defined under the License Agreement) in the manner set out under the License Agreement.

B.	The Parties now intend to amend, alter and modify the terms of the License Agreement and hereby agree that the necessary amendments as effected herein are desirable among other reasons, in order to (a) implement the fresh understanding between the Parties with respect to the License Agreement, and (b) render more efficient the administration of the Business, thus the Parties have deemed it appropriate to enter into this First Amendment so as to amend and be bound by the provisions contained in the License Agreement as amended herein.

II.           NOW, THEREFORE, IN VIEW OF THE FOREGOING AND IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED HEREIN, THE PARTIES HERETO MUTUALLY AGREE AS FOLLOWS:

I.	Modifications to Section 1.1. - Definitions.

a.	The following new definitions shall be added to Section 1.1:

"(iii) "Deferred Royalty Period" means the period commencing on the date of commencement of the Business i.e. November 21, 2019 ("Deferred Royalty Commencement Date") and ending two years thereafter."

b.	All the definitions in Section 1.1 following the newly added definition of " Deferred Royalty Period" shall be renumbered to increase their number by one. For example, the definition of "Documentation" shall be amended from "(iii)" to "(iv)" and so forth.

2.	Section 3, "Licensee Responsibilities" is hereby amended to add new Section 3. (v) as follows:

"(v) Future Development and Enhancements . Licensor and Licensee agree that Licensee may from time-to-time during the Term of this Agreement request in writing that Licensor enhance, modify or adapt the Licensed Software ("Enhancements"), including any Enhancements to the operation of the Licensed Software as described in the Specifications. Licensor shall bill Licensee on a per project basis based on Licensor's hourly rates provided to Licensee at the time of the request.

3.	Clause 6(i)(a) of the License Agreement is hereby amended and restated as follows:

III.	"Royalty

Licensee shall pay to Licensor running royalties on a quarterly basis for every year during the Tenn of this Agreement on Licensee's Gross Revenue, in the following manner:

(i)	a royalty of [***] of Gross Revenue for the period where Gross Revenue is up to $10 million in a calendar year,

(ii)	a royalty of [***] on Gross Revenue in excess of [***] in a calendar year, and

(iii)	a royalty of [***] on Gross Revenue exceeding [***] (collectively, the "Royalties") in a calendar year, all of which shall be inclusive of any taxes payable in respect of Royalties. All payments shall be made to Licensor by Licensee post deduction of taxes at source including any withholding taxes deducted at the rates prevalent under the applicable laws.

(iv)	During the Deferred Royalty Period, it is hereby clarified that Licensee's obligations to pay Royalties shall be deferred and payable by Licensee to Licensor as follows: the deferred Royalties accrued or earned during the Deferred Royalty Period shall be treated as a loan from Licensor to Licensee, and shall, at the Licensor's election, be documented by a simple note payable, accruing no interest, and having a maturity date that is three (3) years from the Deferred Royalty Commencement Date, with payments to be amortized on a straight-line basis commencing two (2) years after the Deferred Royalty Commencement Date, and with the final payment due on the maturity date. Licensee also agrees to take all reasonable steps required by Licensor to secure Licensor's rights in the loan.

4.	Clause 6 (i)(b) of the License Agreement is hereby amended and restated as follows:

IV.	"Revenue Share

In addition to the Royalties, during the Term, Licensee shall pay to Licensor [***] of the Licensee's Profit Before Tax in each year that the Licensee has attained a minimum of [***] in annual Profit Before Tax (the "Revenue Share")."

5.	Clause 6 (i)(d) of the License Agreement is hereby amended and restated as follows:

V.	"Invoices and Payment

The Royalties and Revenue Share, as applicable, for the Royalty Period specified in the quarterly counter-signed report and invoice under Clause 7 hereof shall be payable by Licensee in the currency of US Dollars by bank transfer remittance to the bank account designated by Licensor, so that such remittance shall reach Licensor not later than twenty (20) days following the date of such quarterly counter-signed report and invoice or corrected report and invoice."

6.	Clause 7(i) of the License Agreement is hereby amended and restated as follows:

VI.	"Royalty Report

During the Term, Licensee shall submit to Licensor quarterly written reports (within 15 days of the finalization of accounts of each quarter in financial year) describing in detail Gross Revenues and Profit Before Tax for the Business in each case sufficient for Licensor to determine Royalties for the preceding quarter (each quarter referred to as the "Royalty Period") and Revenue Share , if applicable. Such report shall be made on such form as Licensor may from time to time reasonably request, and shall be submitted to Licensor within seven (7) days after the end of each Royalty Period. Licensor shall, within five (5) days after its receipt of such report, examine the report and if the statements made therein are found to be correct, shall counter-sign it and return the counter signed report to Licensee together with an invoice regarding the running royalty payable for the Royalty Period."

7.	All capitalized terms used but not defined herein shall have the same meaning given to such terms in the License Agreement.

8.	The Parties are hereby executing the First Amendment pursuant to Clause 13(x) of the License Agreement, whereby the Parties are at liberty to amend, alter, change, modify, supplement or supersede the terms of the License Agreement by execution of a written agreement to that affect.

9.	The contents of the License Agreement which have not been categorically supplemented/ amended/ altered hereunder shall continue to be in operation in full force and effect during the term of License Agreement in the same manner as set out under the License Agreement and shall continue to be binding on the Parties.

10.	In the event of any contradiction between the provisions of this First Amendment and the License Agreement, the provisions contained under this First Amendment shall prevail over the License Agreement.

11.	As amended hereby, the License Agreement is ratified and confirmed by the parties hereto in all respects.

12.	The present First Amendment along with the License Agreement is the entire, final and full understanding between the Parties with respect to the subject matter hereof , until any further amendment(s) in accordance with Clause 13(x) (Entire Agreement and Amendment) of the License Agreement.

IN WITNESS WHEREOF, this Amendment is signed, sealed, and delivered by the Parties named above in the presence of each other and in the presence of the following witnesses:

VII.	Witnesses:

1.	Name:	2.	Name Kunal Sanghani

	Address:		Address: A-302, Rail Vihar, Sec 47, Gurgaon

	Signature:		Signature: